EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-111245), Form S-8 (No. 333-100157) and Form S-8 (No. 333-128120) of Kirkland’s, Inc. and in the related Prospectus of our report dated April 25, 2008, with respect to the consolidated financial statements of Kirkland’s, Inc. included in this Annual Report (Form 10-K) for the year (52 weeks) ended February 2, 2008.

/s/ Ernst & Young LLP

Memphis, Tennessee
April 25, 2008